                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                 ------------------

                                      FORM 8-A


                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                              EXCEL LEGACY CORPORATION
               (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                                    33-0781747
   (State of Incorporation)                        (I.R.S. Employer
                                                  Identification No.)

16955 VIA DEL CAMPO, SUITE 100                           92127
    SAN DIEGO, CALIFORNIA                              (Zip Code)
    (Address of Principal
      Executive Offices)


 If this form relates to the                    If this form relates to the
 registration of a class of                     registration of a class of
 securities pursuant to Section                 securities pursuant to
 12(b) of the Exchange Act and is               Section 12(g) of the Exchange
 effective pursuant to General                  Act and is effective pursuant
 Instruction A.(c), please check                to General Instruction A.(d),
 the following box. /X/                         please check the following
                                                box.  / /

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class             Name of Each Exchange on Which
          to be so Registered             Each Class is to be Registered
          -------------------             ------------------------------
Common Stock, par value $.01 per share        American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                         None

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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

                               ------------------------


     ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Excel Legacy Corporation, a Delaware corporation (the "Company"), will issue shares (the "Shares") of Common Stock, par value $.01 per share, of the Company. A description of the Shares meeting the requirements of this item appears under the heading "DESCRIPTION OF THE COMPANY'S CAPITAL STOCK" in the Company's Registration Statement on Form 10 (File No. 0-23503), as amended, filed with the Securities and Exchange Commission (the "Commission") on December 12, 1997.

     ITEM 2.  EXHIBITS.

               3.1 Amended and Restated Certificate of Incorporation of Excel Legacy Corporation. (1)
               3.2    Amended and Restated Bylaws of Excel Legacy Corporation.
                      (1)
               4.1    Form of Common Stock Certificate. (2)

               (1) Previously filed with the Commission and incorporated herein by reference from the Company's Registration Statement on Form S-11 (File No. 333-55715) filed with the Commission on June 1, 1998.

               (2) Previously filed with the Commission and incorporated herein by reference from Amendment No. 1 to the Company's Registration Statement on Form 10 (File No. 0-23503) filed with the Commission on February 10, 1998.


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                                      SIGNATURE

                               ------------------------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  November 13, 1998

                                        EXCEL LEGACY CORPORATION



                                        By: /s/ Graham R. Bullick
                                           ----------------------------------
                                        Graham R. Bullick, Ph.D.
                                        Senior Vice President


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